PROSPECTUS SUPPLEMENT                       FILED PURSUANT TO RULE NO. 424(b)(3)
(To Prospectus dated February 15, 2001)               REGISTRATION NO. 333-31226



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                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS(SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 15, 2001, which updated the original prospectus dated April 5, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRSSM Trust.

         The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                       Share           Trading
         Name of Company                 Ticker        Amounts         Market
-----------------------------------      ------        -------         --------
Applied Micro Circuits Corporation        AMCC            2             NASDAQ
Broadcom Corporation                      BRCM            2             NASDAQ
Ciena Corporation                         CIEN            2             NASDAQ
Comverse Technology, Inc.                 CMVT            2             NASDAQ
Conexant Systems, Inc.                    CNXT            2             NASDAQ
Copper Mountain Network, Inc.             CMTN            1             NASDAQ
Corning, Inc.                             GLW             9             NYSE
JDS Uniphase Corporation                  JDSU          11.8            NASDAQ
Lucent Technologies, Inc.                 LU             29             NYSE
Motorola, Inc.                            MOT            18             NYSE
Next Level Communications, Inc.           NXTV            1             NASDAQ
Nortel Networks Corporation               NT             28             NYSE
PMC-Sierra, Inc.                          PMCS            1             NASDAQ
Qualcomm Incorporated                     QCOM            8             NASDAQ
RF Micro Devices, Inc.                    RFMD            2             NASDAQ
Scientific-Atlanta, Inc.                  SFA             2             NYSE
Sycamore Networks, Inc.                   SCMR            3             NASDAQ
Tellabs, Inc.                             TLAB            4             NASDAQ
Terayon Communications Systems, Inc.      TERN            2             NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

             The date of this prospectus supplement is June 30,2001.